Exhibit 99.2

Dala Petroleum Corp.

(Formerly Westcott Products Corporation)

(An Exploration Stage Company)

Unaudited Pro-Forma Consolidated Balance Sheet

Westcott Products Corporation March 31, 2014

Dala Petroleum Corp. May 21, 2014

	Westcott	Dala
	Products	Petroleum
	Corporation	Corporation	Pro-Forma		Pro-Forma
	03/31/14	5/21/14	Adjustments		Consolidated
ASSETS

Current assets:
Cash	$6,755	$-	$2,025,000	a	$2,031,755
Total current assets	6,755	-	2,025,000		2,031,755

Oil and natural gas properties, full cost
Unproved oil and natural gas properties	-	1,898,947	-		1,898,947

Total assets	$6,755	$1,898,947	$2,025,000		$3,930,702

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable – Related Parties	$94,291	$48,625	$-		$142,916
Accounts payable	-	27,311	-		27,311
Accrued interest – Related Party	23,485	-			24,485
Total current liability	117,776	75,936	-		193,712

Derivative liabilities	-	-	204,607	b	204,607

Total liabilities	117,776	75,936	204,607		398,319

Stockholders’ equity:
Preferred convertible stock, 50,000,000 shares authorized, $.01 par value, 50,000,000 shares issued and outstanding	-	-	2,025,000	a	2,025,000
Common stock, 50,000,000 shares authorized, $.001 par value, 12,500,000 shares issued and outstanding	2,500	1,000	9,000	d	12,500
Additional paid in capital	2,828,155	1,897,947	(9,000)	d	4,717,102
Deficit accumulated during the exploration stage	-	(75,936)	(2,941,676)	c	-
			(204,607)	b	(3,222,219)
Accumulated deficit	(2,867,932)	-	2,867,932	c	-
Deficit accumulated during the development stage	(73,744)	-	73,744	c	-

Total stockholders’ equity	(111,021)	1,823,010	1,820,393		3,532,382

Total liabilities and stockholders’ equity	$6,755	$1,898,947	$2,025,000		$3,930,702

Dala Petroleum Corp.

(Formerly Westcott Products Corporation)

(An Exploration Stage Company)

Unaudited Pro-Forma Consolidated Statement of Operations

For the Six Months Ended March 31, 2014 for Westcott Products Corporation

For the Period from Inception (January 17, 2014) to May 21, 2014 for Dala Petroleum Corp.

		Dala
	Westcott	Petroleum
	Products	Corporation
	Corporation	From
	For the Six	Inception
	Months Ended	(01/17/14) to	Pro-Forma		Pro-Forma
	03/31/14	05/21/14	Adjustments		Consolidated
Revenues	$-	$-	$-		$-

Operating expenses:
General and administrative	9,114	75,936	-		85,050

Net loss from operations	(9,114)	(75,936)	-		(85,050)

Other expenses:
Loss on derivative valuation	-	-	(204,607)	b	(204,607)
Interest expense - Related Party	(5,685)	-	-		(5,685)
Total other expense	(5,685)	-	(204,607)		(210,292)

Net loss before income taxes	(14,799)	(75,936)	(204,607)		(295,342)

Income tax expense	-	-	-		-

Net loss	$(14,799)	$(75,936)	$(204,607)		$(295,342)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.21)	-		$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,488,469	362,903	9,637,097	e	11,488,469

Dala Petroleum Corp.

(Formerly Westcott Products Corporation)

(An Exploration Stage Company)

Notes to Unaudited Consolidated Pro Forma Financial Statements

For the Six Months Ended March 31, 2014 for Westcott Products Corporation and

For the Period from Inception (January 17, 2014) to May 21, 2014 for Dala Petroleum Corp.

Dala Petroleum Corp. ("Dala" or the “Company”) was established on January 17, 2014 (Date of Inception). The Company is in the exploration stage and has yet to begin operations. Commencing on the Date of Inception, for the accompanying financial statements, the Company’s sponsors paid expenses, entered into agreements, and began organizing the entity on behalf of the Company. Accordingly, the Balance Sheet and related Statements of Operations, Stockholders’ Equity and Cash Flows reflect activity prior to the Company’s date of incorporation in the state of Nevada as a C-Corporation on March 20, 2014.

The Company has not commenced any significant operations and, in accordance with ASC Topic 915, the Company is considered an exploration stage company.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars.

On June 3, 2014, Westcott Products Corporation, a Delaware corporation (“Westcott”), its newly formed and wholly-owned subsidiary, Dala Acquisition Corp., a Nevada corporation (“Merger Subsidiary”), and Dala Petroleum Corp., a Nevada corporation (“Dala”), executed and delivered an Agreement and Plan of Merger (the “Merger Agreement”) and all required or necessary documentation to complete the merger (collectively, the “Transaction Documents”), whereby Merger Subsidiary merged with and into Dala, and Dala was the surviving company under the merger and became a wholly-owned subsidiary of Westcott on the closing of the merger (the “Merger”).  Effective June 3, 2014, the respective Boards of Directors of Westcott and Dala, along with Westcott, as the sole stockholder of Merger Subsidiary, and Dala’s sole stockholder Chisholm Partners II, LLC, a Louisiana limited liability company (“Chisholm II”) owning 100% of the outstanding voting securities of Dala approved the Merger by written consent, and the Articles of Merger were filed with the Secretary of State of the State of Nevada on such date, which was the effective date of the Merger.  Accordingly, Westcott will issue 10,000,000 shares of its common stock in exchange for all of the outstanding shares of common stock of Dala, to be distributed to Dala Petroleum’s sole shareholder that will immediately distribute the shares on a pro rata basis to its members.  Dala had no other outstanding stock options, warrants, preferred stock or securities on the closing of the Merger.  There will then be 12,500,000 outstanding shares of Westcott common stock.  Current Westcott stockholders will own 2,500,000 of these shares or approximately 20% of the outstanding voting securities of Westcott; and Dala stockholders will own approximately 10,000,000 of these shares or approximately 80% of these outstanding voting securities of Westcott.

Several conditions precedent as set forth in the Merger Agreement were completed prior to the Merger. One critical condition precedent set forth in the Merger Agreement is that Westcott would raise no less than $2,000,000 (the minimum Offering) from persons who are “accredited investors” in consideration of the issuance (or the conversion) of a minimum of 2,000 shares up to a maximum of 2,500 shares of its Series A 6% Convertible Preferred Stock at the offering price of $1,000 per Unit. Each Unit consists of one share of Series A 6% Convertible Preferred Stock that is convertible at any time at the option of the Holder into common stock at the conversion price of $0.70 per common share (subject to adjustment as set forth in the Company’s Series A 6% Convertible Preferred Stock Certificate of Designation that was filed on May 30, 2014) and 1,429 warrants to purchase common shares of the Company at an exercise price of $1.35 within three years of the “Effective Date” as defined in the Stock Purchase Agreement for the Offering. The Effective Date is defined as the earliest date of the following to occur: (a) the initial registration statement required by the Offering Documents has been declared effective by the Commission, (b) all of the underlying shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of underlying shares is not an Affiliate of the Company, all of the underlying shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that re-sales may then be made by such holders of the underlying shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

(1)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements of the Company (the “pro forma financial statements”) have been prepared for illustrative purposes only and are not necessarily indicative of what the combined entities consolidated financial position or results of operations actually would have been had the share purchase exchange between the Company and Westcott Products Corporation had been completed as of the date indicated below. In addition, the unaudited pro forma consolidated financial information does not purport to project the future financial position or operating results of the combined entities. Future results may vary significantly from the results reflected because of various factors.

The pro forma financial statements give effect to the share exchange as if the share exchange was already consummated. The historical financial statements have been adjusted in the pro forma financial statements to give effects to events that are (1) directly attributable to the share exchange, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined entities. The unaudited pro forma consolidated statement of operations does not reflect any non-recurring charges directly related to the share exchange that the combined entities may incur upon completion of the share exchange. The pro forma financial statements were derived from and should be read in conjunction with the historical financial statements of the Company and Westcott Products Corporation.

The unaudited pro forma consolidated balance sheet as of March 31, 2014 for Westcott Products Corporation and as of May 21, 2014 for Dala Petroleum Corp. reflects the merger as if it occurred on March 31, 2014 and the unaudited pro forma condensed statements of operations for the six months ended March 31, 2014 reflect the merger as if it occurred on October 1, 2013.

(2)

UNAUDITED PRO FORMA ADJUSTMENTS

The unaudited pro forma adjustments are as follows:

a.

Per the merger agreement, Dala Petroleum Corp. will issue 2,025 units of Series A 6% Convertible Preferred Shares to investors for cash of $2,025,000.

b.

The issuance of Convertible Preferred Shares and related warrants were issued with down round protection.  The estimated value of the convertible preferred shares is $115,017 and the estimated value of the warrants is $89,590.

c.

To record recapitalization and eliminate accumulated deficit of Westcott Products Corporation.

d.

The adjustment eliminates the historical stockholders’ equity and reflects the issuance of shares pursuant to the Merger Agreement.

e.

The following sets forth the computation of the unaudited pro forma basic and diluted loss per share:

Six Month Ended March 31, 2014

Pro forma basic and diluted loss per share:
Numerator
Net Loss	$(295,342)

Denominator
Weighted average common shares of Westcott Product Corporation	1,488,469

Common shares Issued per the Merger Agreement	10,000,000

Pro forma basic and diluted common shares outstanding	11,488,469

Pro forma basic and diluted net loss per share	$(0.03)

The computation of the pro forma diluted earnings per share for the six months ended March 31, 2014 does not include stock options and warrants to purchase shares because these common stock equivalents were anti-dilutive.